Farmer Mac to Announce
Third Quarter 2024 Financial Results

WASHINGTON, D.C., October 21, 2024 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation’s secondary market provider that increases the accessibility of financing for American agriculture and rural infrastructure, today announced that it will release its financial results for the fiscal quarter ended September 30, 2024, on Monday, November 4, 2024, before the opening of equity markets. A conference call to discuss the results will be held that day at 4:30 p.m. eastern time.

The conference call can be accessed by telephone or webcast as follows:
Dial-In (Domestic): (800)-836-8184
Dial-In (International): (646)-357-8785
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the “Farmer Mac Earnings Conference Call.” This call can be heard live and will also be available for replay on Farmer Mac’s website following the conclusion of the conference call.
About Farmer Mac
Farmer Mac is driven by its mission to increase the accessibility of financing for American agriculture and rural infrastructure. As a secondary market for our nation’s agricultural and rural infrastructure credit, we provide financial solutions to a broad spectrum of customers supporting rural America, including agricultural lenders, agribusinesses, and rural electric cooperatives. We are uniquely positioned to facilitate competitive access to financing that fuels growth, innovation, and prosperity in America’s rural and agricultural communities. Additional information about Farmer Mac is available on our website at
www.farmermac.com.
CONTACT:     Jalpa Nazareth, Investor Relations
        Lisa Meyer, Media Inquiries
        (202) 872-7700

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